SAYID AND ASSOCIATES LLP

ATTORNESS AND COUNSELORS AT LAW
315 WEST 57 STREET
SUITE 14K
NEW YORK,  NY 10019
Telephone  (212) 262-6188

Fax (212) 951-6522
E-Mail sayidlaw@aol.com




April 11,2001

Mr. David Baron
1290 Gulf Blvd., Suite 1802
Clearwater, FL 33767

RETAINER AGREEMENT


1.	SAYID AND ASSOCIATES, LLP, Attorneys at
Law (herein, "Law Firm"), agree to represent Capital Connection
 Inc., an Ohio corporation (the "Client" or the "Company") in connection with assisting the Client with certain general securities issues, drafting of the Form 10 for reporting purposes, and acting as corporate counsel on behalf of the Client. The Law
 Firm requires that its RETAINER (as described below) be paid in full upon the signing of this RETAINER WREEMENT
 ("AGREEMENT") All subsequent legal fees, other fees, and expenses must be paid in full upon receipt of billing. The Client understands that the Law Firm' S performance of legal services as described herein is strictly contingent upon the prompt payment of all fees and expenses. Any breach of the terms of this
 AGREEMENT may require the Law Firm to withdraw from your representation and to seek payment for its legal services based upon the actual time expended at a reasonable hourly rate.

2.	The Client understands that to date the Law Firm
has not undertaken to provide any representation on your behalf. However, if the Law Firm has communicated with any individual or entities on your behalf prior to the date, Client understands that such was done as a courtesy, without compensation and solely to permit the Law Firm an opportunity to assess the matters to which this AGREEMENT refers, and that such communications have now ceased. The Client understands that this means that the Law Firm has not opened any file on your behalf and is not currently engaged in any legal representation on your behalf. Consequently, the Client understands that you should obtain legal counsel to protect your interests

3.	The Law Firm's standard HOURLY RATE or providing legal services is FIVE
HUNDRED ($500.00) DOLLARS per hour but has been reduced to THREE HUNDRED
FIFTY ($350.00) DOLLARS per hour.

4.	The Law Firm shall also require an additional RETAINER
 in connection with the filing of the offering with the Securities and Exchange Commission ("SEC"), or various blue sky matters. Any discrepancies, problems or additional advise that may arise exclusive of the standard procedures shall cause the Law Firm to place you on an HOURLY RATE basis in addition to the RETAINER Please note you shall be informed of such additional billing prior to the forwarding of the Statement of Account.

5.	The RETAINER AND HOURLY RATE do no include other
 fees or expenses, for which you understand you will be responsible in full. Such charges may include, but are not limited to: photocopying, telephone expenses, telefax, mailings, messengers, application fees, State registration fees, State incorporation fees, parking, taxis, lodging, travel, tolls, etc.

6.	The Law Firm shall be entitled, to a grant of four and
nine-tenths (4.9 %) percent of the total shares issued and outstanding of the Company's Common Voting Stock at the option price of $.001 per share for Common Voting Stock in the Company (the "Law Firm Shares").
The 4.9 percent of the total issued and outstanding issued to the Law Firm shall be anti-dilutive shares and shall also include one hundred thousand (100,000) shares of free-trading shares as issued pursuant to a certain Private Offering Memorandum for the Company. Said shares shall be issued with Piggy-back Registration Rights.
a.	Antidilution: In case the Company hereafter (i) pays a
dividend or makes a distribution on its capital stock in shares of Common Stock (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of its Common Stock any shares of its capital stock of the Company, the Per Share Option Price shall be adjusted so that the Holder of any Option upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company, which he would have owned immediately prior thereto.
An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a subdivision, combination or reclassification. If as a result of an adjustment made pursuant to this subsection, the holder of any Option the [illegible] surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Option promptly after such adjustment) shall determine the allocation of the adjusted Per Share Option Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

b.	Assignment and Transfer: At the discretion of the Law
Firm, any such shares or options may be assigned or transferred as he may so designate.

c.	The Law Firm shall be vested in said Law Firm Shares
upon the execution of this Retainer Agreement.



7.	The Client agrees that within ten (10) days of your receipt of a Statement of
Account or other invoice for services rendered and or expenses advanced by this Law
Firm, that you will notify the Law Firm in writing of any objection to the contents therein.
You understand that failure to do so will be deemed a waiver of any objections and will
constitute a ratification of and consent to any and all charges as reflected on the
Statement of Account or invoice.

The Client hereby acknowledges that they have read this AGREEMENT completely; that they have had the opportunity to inquire about all of the terms set forth herein, and that you understand and agree to all such terms without reservation. The Client understands that neither this AGREEMENT nor any of the terms set forth herein may be waived or mo4lified in any manner other than in a writing signed by both you and the Law Firm.

The Client understands that this AGREEMENT will not be accepted by the Law Firm, and the Law Firm's performance of legal services will not commence, until:

(a) you have signed this AGREEMENT;


(b)	the Law Firm has returned to you an acknowledged copy of this AGREEMENT.


IN WITNESS WHEREOF this Agreement is hereby executed the
 first date above written.
	DATED:




Acknowledged by:
Sayid and Associates, LLP
/s/ M. David Sayid
Capital Connection Inc., Authorized Signatory
/s/ Edward Gibbs





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